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                                                                     EXHIBIT 4.1

                  FORM OF AMENDED AND RESTATED TRUST AGREEMENT



                                     between



                      TOYOTA AUTO FINANCE RECEIVABLES LLC,
                                  as Depositor,



                       ---------------------------------,
                                as Owner Trustee



                                      [and



                       (For certain limited purposes only)


                       ----------------------------------,
                             as Delaware Co-trustee]



                 ----------------------------------------------


                           Dated as of ______________






                  TOYOTA AUTO RECEIVABLES 200__-__ OWNER TRUST

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                                TABLE OF CONTENTS







                                       -i-
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         AMENDED AND RESTATED TRUST AGREEMENT dated as of _______, by and between Toyota Auto Finance Receivables LLC, a Delaware limited liability company, as depositor, _____________________, a ___________________ with its principal place of business in ___________, [not in its individual capacity but solely] as Owner Trustee, [and, for the limited purposes set forth herein, _______________________, a __________________ with its principal place of business in ________________, [not in its individual capacity but solely as Delaware Co-trustee,] amending and restating in its entirety the Trust Agreement dated as of ______________, by and between Toyota Auto Finance Receivables LLC, a Delaware limited liability company, as depositor, ____________________, a __________________, [not in its individual capacity but solely] as Owner Trustee, [and, for the limited purposes set forth therein, ____________________, a __________________, not in its individual capacity but solely as Delaware Co-trustee,] and herein referred to as the "Trust Agreement" or this "Agreement."

                  IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement and the Indenture for all purposes of this Trust Agreement. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Administration Agreement" means the Administration Agreement dated as of ________, by and between the Trust as issuer, TMCC as Administrator, the Indenture Trustee and the Owner Trustee pursuant to which TMCC undertakes to perform certain of the duties and obligations of the Trust and the Owner Trustee hereunder, under the Sale and Servicing Agreement and under the Indenture.

         "Administrator" means TMCC acting in its capacity as Administrator under the Administration Agreement.

         "Agreement" means this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time[, including by the Sub-Trust Supplement.]

         "Assignment Agreement" means the Assignment of Swap Agreement dated as of ___________, by and among the Trust, the Indenture Trustee and the Swap Counterparty.

         "Basic Documents" means the Receivables Purchase Agreement, this Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, [the Revolving Liquidity Note Agreement, the Revolving Liquidity Note,] the



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

Operating Agreement, the Securities Account Control Agreement and the other documents and certificates delivered in connection herewith and therewith.

         ["Benefit Plan" shall have the meaning assigned to such term in Section 11.13.]

         ["Book-Entry Certificate" and "Book-Entry Note" means, respectively, a beneficial interest in the Certificates, or in Notes of any Class, as the case may be, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.12 and Section 2.11 of the Indenture.]

         "Certificate" means a certificate evidencing the Subordinated Seller's Interest, substantially in the form attached hereto as Exhibit A.

         ["Certificate Depository Agreement" means the agreement entitled "Letter of Representations" dated on or before the Closing Date among the Clearing Agency, the Trust and the Owner Trustee with respect to certain matters relating to the duties thereof with respect to the Book-Entry Certificates, substantially in the form attached hereto as Exhibit C.]

         "Certificate of Trust" means the Certificate of Trust filed with respect to the formation of the Trust pursuant to Section 3810(a) of the Statutory Trust Act, as amended, corrected or restated from time to time.

         ["Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books and records of the Clearing Agency, or on the books and records of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the related Certificateholder.]

          "Certificateholder" or "Holder" means TAFR LLC, as holder of the Subordinated Seller's Interest.

         ["Certificate Register" means the register maintained pursuant to
Section 3.04.]

         ["Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.]

         ["Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.]

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

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         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ________________; or at such other address as the Owner Trustee may designate by notice to the Certificateholder, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder).

         "Delaware Co-trustee" means ___________________, a ___________- with its principal place of business in ______________, [not in its individual capacity but solely] as Delaware Co-trustee under this Agreement, and any successor Delaware Co-trustee hereunder.

         ["Definitive Certificates" shall have the meaning set forth in Section 3.12.]

         ["Depositor" means TAFR LLC in its capacity as Depositor hereunder.]

         ["Depository Agreements" means the agreement or agreements dated on or before the Closing Date among the Trust, as issuer of the Certificates and the Notes, the Owner Trustee, the Indenture Trustee and the Clearing Agency through which interests in Book-Entry Certificates or Book-Entry Notes are transferred.]

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Indenture" means the Indenture dated as of ___________, entered into between the Trust and ______________________, the Indenture Trustee named therein, pursuant to which a series of Notes are issued.

         ["Initial Certificate Balance" means $____________.]

         "Interest Rate Swap Agreement" means the 1992 ISDA Master Agreement dated as of ______________ (the "1992 ISDA Master Agreement"), including all schedules and confirmations thereto, between the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

          "Non-U.S. Person" means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or
(iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; except that, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States Persons prior to such date also shall be U.S. Persons.

         "Notes" means the notes issued by the Trust pursuant to the Indenture, having the payment and other terms set forth in such Indenture.



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         "Operating Agreement" means the Operating Agreement dated as of
______________, between the Trust and TMCC.

         "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 5.01 of the Sale and Servicing Agreement (excluding any net investment income with respect to amounts held in such accounts) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement, and as assignee of the rights and Interests of the Depositor under the Receivables Purchase Agreement. [The Owner Trust Estate does not include the Sub-Trust Assets, as described in the Amended and Restated Trust Agreement and the Sub-Trust Supplement.]

         "Owner Trustee" means [a Delaware banking corporation], not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Pass Through Rate" means % per annum.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.06, and shall initially be the Owner Trustee.

         "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of ______________, between TMCC, as Seller, and TAFR LLC, as Purchaser of the Receivables.

         "Record Date" means, with respect to the Notes of any Class and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         ["Revolving Liquidity Note" means the Revolving Liquidity Note issued by the Trust pursuant to the Revolving Liquidity Note Agreement.]

         ["Revolving Liquidity Note Agreement" means the Revolving Liquidity Note Agreement dated as of ______________, between the Trust, as issuer of the Revolving Liquidity Note, and TMCC, as initial Holder of the Revolving Liquidity Note.]

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of ______________, among the Trust, TAFR LLC, as seller, and TMCC, as servicer.

         "Secretary of State" means the Secretary of State of the State of [Delaware].



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         "Securities Account Control Agreement" shall have the meaning ascribed thereto in the Sale and Servicing Agreement.

         "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code(ss.)3801 et seq., as the same may be amended from time to time.

         "Subordinated Seller's Interest" means a fractional undivided interest in the Trust that includes the right to payment of certain available amounts in excess of those necessary to make payments on the Notes on each Payment Date pursuant to Section 5.02(a) herein. The Subordinated Seller's Interest shall represent the entire beneficial ownership of the Trust.

         ["Sub-Trust" means the Sub-Trust formed pursuant to this Agreement.]

         ["Sub-Trust Assets" means the assets conveyed to the Sub-Trust by Toyota Motor Credit Corporation, as described in Section 2.13 hereof.]

         ["Sub-Trust Beneficiary" means the beneficiary of the Sub-Trust designated by the Sub-Trust Depositor in the Sub-Trust Supplement.]

         ["Sub-Trust Depositor" means Toyota Motor Credit Corporation.]

         ["Sub-Trust Supplement" means the Sub-Trust Supplement dated as of _____ __, 200_, between the Trust and TMCC.]

         "Swap Counterparty" shall mean Toyota Motor Credit Corporation, as swap counterparty under the Interest Rate Swap Agreement, or any successor or replacement swap counterparty from time to time under the Interest Rate Swap Agreement.

         "TAFR LLC" means Toyota Auto Finance Receivables LLC, a Delaware limited liability company, its successors and assigns.

          "TMCC" means Toyota Motor Credit Corporation, a California corporation, its successors and assigns.

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the Toyota Auto Receivables 200_-_ Owner Trust, formed as a Delaware statutory trust pursuant to this Agreement and the filing of the Certificate of Trust.

         "Yield Maintenance Agreement" means the Yield Maintenance Agreement dated as of ________ among [third party,] [TMCC,] the Depositor and the Trust.]

         SECTION 1.02 USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of



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reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                                   ARTICLE II

                                CREATION OF TRUST

         SECTION 2.01 CREATION OF TRUST. There is hereby formed in accordance with the provisions of the [Delaware Act], a [Delaware] statutory trust to be known as the Toyota Auto Receivables 200_-_ Owner Trust. The Owner Trustee is hereby authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings on behalf of the Trust as set forth herein and to sue and be sued on behalf of the Trust. [The Owner Trustee does hereby accept and agree to hold in trust, for the benefit of the Certificateholder, the Sub-Trust Beneficiary and such other Persons as may become beneficiaries hereunder from time to time, all of the Owner Trust Estate conveyed or to be conveyed to the Trust and all of the Sub-Trust Assets conveyed or to be conveyed to the Sub-Trust, respectively, and all monies and proceeds that may be received with respect thereto, subject to the terms of this Agreement.]

         SECTION 2.02 OFFICE. The principal place of business of the Trust for purposes of [Delaware] law shall be in care of the [[Delaware] Co-trustee] [Owner Trustee]. The Trust may establish additional offices located at such place or places inside or outside of the State of [Delaware] as the Owner Trustee may designate from time to time in written notice to the Certificateholder and the Servicer. Initially, the Trust shall establish one such additional office at the offices of the Owner Trustee set forth in Section 3.05.

         SECTION 2.03 PURPOSES AND POWERS.

         (a) The purpose of the Trust is to engage in the following activities:

                   (i) to issue Notes pursuant to the Indenture and the
              Certificates pursuant to this Agreement;

                   (ii) [to issue the Revolving Liquidity Note pursuant to the
              Revolving Liquidity Note Agreement;]

                   (iii) [to acquire the Receivables and related property from the Depositor in exchange for the Notes and the Certificate pursuant to the Sale and Servicing Agreement;]

                   (iv) [with the proceeds of the sale of Notes and
              Certificates, to make the Reserve Fund Initial Deposit and the Yield Maintenance Account Initial Deposit (each as defined in the Sale and Servicing Agreement), to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;]



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                   (v) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate[, excluding the Sub-Trust Assets,] pursuant to, and on the terms and conditions set forth in, the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture as set forth therein and in the Sale and Servicing Agreement;

                   (vi) [to acquire the Sub-Trust Assets from TMCC and to hold such assets in the Sub-Trust;]

                   (vii) [to assign, grant, transfer, pledge, mortgage and
              convey the Sub-Trust Assets pursuant to, and on the terms and conditions set forth in, the Sub-Trust Supplement and to hold, manage and distribute to the Sub-Trust Beneficiary pursuant to the terms of the Sub-trust Supplement and Administration Agreement any portion of the Sub-trust Assets;]

                   (viii) to enter into and perform its obligations under the
              Basic Documents[, the Interest Rate Swap Agreement and the Assignment Agreement] to which it is to be a party;

                   (ix) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                   (x) subject to compliance with the Basic Documents, to
              engage in such other activities as may be required in connection with conservation of the Owner Trust Estate [and the Sub-Trust Assets] and the making of distributions to the Certificateholder and the Noteholders and in respect of amounts to be released to the Depositor, the Servicer, the Administrator [and third parties, if any].

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing and as required or authorized by the terms of the Basic Documents.

         SECTION 2.04 [APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.]

         SECTION 2.05 [INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.]



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         SECTION 2.06 [POWER OF ATTORNEY. Pursuant to the Administration
Agreement, the Owner Trustee has authorized the Administrator to perform certain of its administrative duties hereunder, including duties with respect to the management of the Owner Trust Estate[ and the Sub-Trust Assets,] and in connection therewith hereby grants the Administrator its revocable power of attorney. The Certificateholder by its acceptance of the Certificate[, and the Sub-Trust Beneficiary by acceptance of its beneficial interest in the Sub-Trust,] shall be deemed to have granted power of attorney to the Administrator for purposes of actions taken or to be taken with respect to the Certificate.]

         SECTION 2.07 DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate [and Sub-Trust Assets] in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder [and the Sub-Trust Beneficiary, respectively,] subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement [and the Sub-Trust Supplement] constitute[s] the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein, [in the Sub-Trust Supplement] and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. At the direction of the Depositor, the Owner Trustee shall file or cause to be filed a certificate of trust (and a corrected, amended or restated certificate of trust) for the Issuer pursuant to the [Delaware] Statutory Trust Act and such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this agreement and as shall be consistent with the provisions hereof. [Pursuant to Sections 3804 and 3806 of the Statutory Trust Act, the Trust shall be a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.]

         SECTION 2.08 LIABILITY OF THE CERTIFICATEHOLDER AND TMCC.

         (a) The [Administrator][Depositor and TMCC] shall be liable directly to and will, in accordance with [the Administration Agreement and] the following provisions of this Agreement, indemnify and hold harmless the Owner Trustee, [[the Delaware] [any] Co-trustee] and the Indenture Trustee for any loss, liability, claim, action, suit, cost or expense of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate [or Sub-Trust Assets]) to the extent that TMCC would be liable if the Trust were a partnership under the [Delaware] Revised Uniform Limited Partnership Act in which TMCC were a general partner; provided, however, that the Administrator shall not be liable for any losses incurred by the Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes and will not and shall not be deemed hereby to have indemnified the Owner Trustee, [[the Delaware] [any] Co-trustee] or Indenture Trustee against any loss, liability or expense resulting from such trustee's own willful misfeasance, bad faith or negligence or by reason of a breach of representation or warranty thereof contained herein or in the Indenture, as the case may be. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisions in the preceding sentence for which TMCC shall not be liable) shall be deemed to be third party beneficiaries of this paragraph. [The obligations of



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the Depositor and TMCC under this paragraph shall be evidenced by the
Certificates described in Section 3.10, which for purposes of the Statutory Trust Act shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust; provided, that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section, and except with respect to the release to the Depositor of certain amount from the Reserve Fund and the Yield Maintenance Account, be identical.]

         (b) [Except to the extent set forth in paragraph (a),] no Certificateholder shall have any personal liability for any liability or obligation of the Trust, solely by reason of it being the Certificateholder.

         (c) [TMCC shall not have any personal liability for any liability or obligation of the Trust, solely by reason of it being the beneficiary of the Sub-Trust.]

         SECTION 2.09 TITLE TO TRUST PROPERTY. Legal title to all of the Owner Trust Estate [and the Sub-Trust Assets] shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate [or the Sub-Trust Assets] to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.10 SITUS OF TRUST. The Trust will be located in [Delaware] and administered in [Delaware, New York or Illinois]. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of [Delaware], the State of [New York] or the State of [Illinois]. The Trust shall not have any employees in any state other than [Delaware]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of [Delaware]. Payments will be received by the Trust only in [Delaware, New York or Illinois], and payments will be made by the Trust only from [Delaware, New York or Illinois]. The principal office of the Trust will be at the Corporate Trust Office in [Delaware].

         SECTION 2.11 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         (a) The Depositor hereby represents and warrants to the Owner Trustee that as of the Closing Date:

                   (i) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times and has power, authority and legal right to acquire, own and sell the Receivables.

                   (ii) The Depositor is duly qualified to do business as a
              foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Depositor to conduct its business or perform its obligations under this Agreement.

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

                   (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

                   (iv) [This Agreement shall constitute a legal, valid and
              binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.]

                   (v) The consummation of the transactions contemplated by this
              Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Depositor or conflict with or breach any of the terms or provisions or constitute (with or without notice or lapse of time) a default under any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

                   (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor's knowledge, threatened, against or affecting the Depositor: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Trust or the Certificate or the Notes.

         SECTION 2.12 FEDERAL INCOME TAX ALLOCATIONS. To the extent required for Federal income tax purposes, net income or net losses of the Trust, [excluding any amounts attributable to the Sub-Trust Assets,] for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholder (to the extent not previously allocated pursuant to this clause). [To the extent required for Federal income tax purposes, net income or net losses of the Sub-Trust Assets for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Sub-Trust

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Beneficiary (to the extent not previously allocated pursuant to this clause).]
The Depositor [and Sub-Trust Depositor, as applicable,] [is][are] authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion for the allocations to fairly reflect the economic income, gain or loss to the Certificateholder[ and Sub-Trust Beneficiary, as applicable,] as otherwise required by the Code.

         [SECTION 2.12 FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

         (a) among the Certificate Owners as of the first Distribution Date following the end of such month, in proportion to their ownership of principal amount of Certificates on such date, an amount of net income up to the sum of
(i) the Certificateholders, Interest Distributable Amount for such month, (ii) interest on the Certificateholders' Interest Carryover Shortfall for such Distribution Date, to the extent permitted by law, at the Pass Through Rate from the preceding Distribution Date through the current Distribution Date, and (iii) any amount expected to be distributed to the Certificateholders pursuant to
Section 5.07(g) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause); and

         (b) to the Depositor, to the extent of any remaining net income. If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor has agreed hereunder and under the Sale and Servicing Agreement and the Indenture to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first Distribution Date following the end of such month in proportion to their ownership of principal amount of Certificates as of the close of business on such Distribution Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificate Owners, or as otherwise required by the Code.]

         SECTION 2.13 [CREATION OF SUB-TRUST.

         (a) Subject to the other provisions of this Agreement, the Owner Trustee shall establish one Sub-Trust under this Agreement and allocate the Sub-Trust Assets to such Sub-Trust, and the Owner Trustee shall hold such Sub-Trust Assets as Owner Trustee hereunder for the benefit, and subject to the Operating Agreement with the Sub-Trust Depositor. The Sub-Trust shall be created by the execution and delivery of the Sub-Trust Supplement and shall have the name and beneficiary designated therein and shall be a separate series of the Trust pursuant to Section 3806(b)(2) of the Statutory Trust Act. The Administrator shall maintain separate and distinct records for the Sub-Trust, and the Sub-Trust Assets shall be held and accounted for separately from the Owner Trust Estate. Subject to the right of the Owner Trustee to allocate certain liabilities, charges and reserves as provided herein and in the Sub-Trust Supplement, and in accordance with Section 3804(a) of the Statutory Trust Act or to the extent otherwise permitted by applicable law, all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Sub-Trust shall be enforceable against the Sub-Trust Assets only, and not against the Owner Trust Estate. Every note, bond, contract or other undertaking issued by or on behalf of the Sub-Trust shall include a recitation limiting the obligation represented thereby to the Sub-Trust and the Sub-Trust Assets. The Certificate of Trust (as corrected, amended or restated) shall include notice, in accordance with Section 3804(a) of the Statutory Trust Act, that the Trust is a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         (b) In accordance with Section 3806(b) of the Statutory Trust Act, all assets of the Trust that have not been allocated to the Sub-Trust shall constitute, and be defined as, the "Owner Trust Estate" and shall be, and be deemed to be, assets of the Trust separate from the Sub-Trust Assets within the Trust. The Owner Trust Estate shall be a separate series of the Trust pursuant to Section 3806(b)(2) of the Statutory Trust Act. In accordance with Section 2.13(a) herein, the Administrator shall maintain separate and distinct records for the Owner Trust Estate and the Owner Trust Estate shall be held and accounted for separately from the Sub-Trust. Except as otherwise provided for herein, all income and other amounts with respect to the Owner Trust Estate shall be distributed or retained by the Owner Trustee in accordance with this Agreement.

         (c) The Sub-Trust Depositor shall be liable to third parties (including the Trust with respect to the Owner Trust Estate) and indemnify, defend and hold harmless the Owner Trustee, including its officers, directors, employees and agents, for all liabilities incurred in connection with the Sub-Trust Assets, including all taxes assessed on the Trust or the Owner Trustee or any other party resulting from the allocation of the Sub-Trust Assets to the Sub-Trust.

         (d) All third-party creditors of the Trust shall be deemed to be third-party beneficiaries for purposes of this Section. The indemnities relating to the Sub-Trust contained in this Agreement shall survive the resignation or termination of the Owner Trustee, or the termination of this Agreement. To the extent provided in this Section, the Depositor and the Sub-Trust Depositor hereto waive the limited liability protection otherwise afforded under the Statutory Trust Act (including Section 3803 thereof) or any other law.]

                                   ARTICLE III

                                   CERTIFICATE

         SECTION 3.01 THE CERTIFICATE. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee and authenticated on behalf of the Owner Trustee by the manual or facsimile signature of a Trust Officer. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate. The Certificate may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination in the form of Exhibit A hereto.

         SECTION 3.02 AUTHENTICATION OF THE CERTIFICATE. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause to be executed, authenticated and delivered on behalf of the Trust to or upon the written order of the Depositor, the Certificate evidencing the Subordinated Seller's Interest. The Certificate shall not entitle its holder to any benefit under this Agreement or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual or facsimile signature of a Trust Officer, and such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

         SECTION 3.03 TRANSFER RESTRICTION. The Certificate shall not be transferable by the Certificateholder to any other Person unless such transfer is a result of or in connection with a consolidation or merger of the Certificateholder with such Person. Any other purported transfer of the Certificate or any beneficial interest therein will be deemed to be void and of no effect to the extent permitted by applicable law.

         SECTION 3.04 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [The Owner Trustee] [___] shall be the initial Certificate Registrar. In the event that the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall promptly give written notice to such effect to the Depositor, the Owner Trustee and the Servicer. Upon receipt of such notice, the Servicer shall appoint another bank or trust company, having an office or agency located in the [Borough of Manhattan], The City of New York, and that shall agree to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar under this Agreement.

         (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause o as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08. The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

         (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled disposed of by the Owner Trustee in accordance with its customary practice.

         No transfer of a Certificate shall be made unless the Owner Trustee shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Owner Trustee (in the event such Certificate is a Definitive Certificate, such requirement will be satisfied only by the Owner Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit C) to the effect that:

         (i) such transferee (A) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, and (B) is not an insurance company purchasing a Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is a Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) of by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition; or

         (ii) is a Plan or is an insurance company purchasing a Certificate with funds contained in an insurance company general account, having attached thereto an opinion of counsel satisfactory to the Owner Trustee, which opinion shall not be an expense of either the Owner Trustee or the Trust, addressed to the Owner Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Owner Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Owner Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

         For purposes of the preceding sentence, with respect to a Certificate that is a Book-Entry Certificate, in the event the Transferee Certificate is not furnished, the representations contained in clause (i) above shall be deemed to have been made to the Owner Trustee by the transferee's (including an initial acquiror's) acceptance of such Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 without the delivery to the Owner Trustee of an opinion of counsel satisfactory to the Owner Trustee as described in clause (ii) above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Owner Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 3.04(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Trust Agreement or the Sale and Servicing Agreement so long as the transfer was registered by the Certificate Registrar or the Owner Trustee in accordance with the foregoing requirements.

         (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.]

         SECTION 3.05 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATE. If (a) a mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of the Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.06 MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in [Chicago, Illinois or the City of New York] an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates ________________ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of any such office or agency.

         SECTION 3.07 APPOINTMENT OF PAYING AGENT. Except during any period when the Indenture Trustee is authorized and directed to do so under the Indenture (i.e. prior to the termination of the Indenture), the Paying Agent shall make distributions to the Certificateholder from the Collection Account pursuant to
Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Owner Trustee and any co-paying agent chosen by the Owner Trustee and acceptable to the Owner Trustee. The Owner Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). By executing this Agreement, the Owner Trustee hereby agrees in its capacity as Paying Agent to hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums are paid to the Certificateholder. The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums shall be paid to such Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05, 7.06, 8.01 and 8.02 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         [SECTION 3.08 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.]

         [SECTION 3.09 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar Trustee shall furnish or cause to be furnished to the Owner Trustee, the Servicer or the Depositor, as the case may be, within 15 days after its receipt of a request therefor from the Owner Trustee, the Servicer or the Depositor in writing, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing, in the aggregate, not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Servicer, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.]

         [SECTION 3.10 OWNERSHIP BY THE DEPOSITOR OF CERTIFICATES. The Depositor shall on the Closing Date purchase, and shall thereafter retain beneficial and record ownership of, Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause at least one Certificate issued to the Depositor (representing at least 1% of the Certificate Balance) to bear a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".]

         [SECTION 3.11 BOOK-ENTRY CERTIFICATES. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate may be issued to the Depositor pursuant to Section 3.10. Such Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant Section 3.13:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Servicer, the Administrator, Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the authorized representative of the Certificate Owners;

         (c) to the extent that the provisions of this section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

         (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and the agreements between the Depositor, the Owner Trustee or such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Certificates to such Clearing Agency Participants; and

         (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Owner Trustee.]

         [SECTION 3.12 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.]

         [SECTION 3.13 DEFINITIVE CERTIFICATES. If (i) the Depositor or the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Depository or the

Administrator is unable to locate a qualified successor, (ii) the Depositor or the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least 51% of the Certificate Balance advise the Clearing Agency and the Owner Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency accompanied by registration instructions, the Owner Trustee shall execute and authenticate the related temporary Certificates or Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, Depositor, the Servicer, the Administrator and the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof. The Owner Trustee and Administrator shall have no liability if they are unable to locate a qualified successor Clearing Agency.]

         [SECTION 3.14 TEMPORARY CERTIFICATES. Pending the preparation of Definitive Certificates, the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Certificates, printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender thereof at the office or agency to be maintained as provided in Section 3.08, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver in exchange therefor a like principal amount of Definitive Certificates in authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as the related Definitive Certificates.]

                                   ARTICLE IV

           ACTIONS BY OWNER TRUSTEE OR THE [CERTIFICATEHOLDER][OWNER]

         SECTION 4.01 PRIOR NOTICE TO THE CERTIFICATEHOLDER WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action (or such shorter period as shall be agreed to in writing by the Certificateholder), the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day (or such agreed upon shorter period) after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

         (c) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is not required but such amendment materially adversely affects the interest of the [Certificateholder][Owners];

         (e) the amendment, change or modification of the Administration Agreement, other than to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the [Certificateholder][Owners]; or

         (f) the appointment (i) pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee [(ii) pursuant to this Agreement of a successor Certificate Registrar] and (iii) any consent by the Note Registrar, Paying Agent or Indenture Trustee to the assignment of its respective obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02 ACTION BY [THE CERTIFICATEHOLDER][OWNERS] WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the [Certificateholder][Owners], to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Owners (excluding for such purposes Certificates owned by TAFR LLC, TMCC or any of their affiliates).

         SECTION 4.03 ACTION WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the [Certificateholder][Owners] and the delivery to the Owner Trustee by the [Certificateholder][Owners] certifying that the [Certificateholder][Owners] reasonably believes that the Trust is insolvent.

         SECTION 4.04 RESTRICTIONS ON THE [CERTIFICATEHOLDER'S][OWNERS'] POWER. The [Certificateholder][Owners] shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or of the

Owner Trustee under any of the Basic Documents or would be contrary to Section
2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

         [SECTION 4.5 MAJORITY CONTROL. Except as otherwise expressly provided herein, any action that may be taken by the [Certificateholder][Owners] under this Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Except as expressly provided herein, any written notice of the [Certificateholder][Owners] delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than 51% of the Certificate Balance at the time of the delivery of such notice.]

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         SECTION 5.01 ESTABLISHMENT OF COLLECTION ACCOUNT AND PAYAHEAD ACCOUNT.

         (a) The Owner Trustee, for the benefit of the Certificateholder, shall establish and maintain, or shall cause to be established and maintained, in the name of the Trust (or in such other name as shall be specified in the Sale and Servicing Agreement), the Collection Account and the Payahead Account. Each such account shall be established and maintained as an Eligible Deposit Account, and, subject to provisions of the Sale and Servicing Agreement and the Indenture, bearing a designation clearly indicating that, subject to Section 5.01(b), the funds deposited therein are held by the Trust for the benefit of the Certificateholder, in each case in accordance with Section 5.01 in the Sale and Servicing Agreement.

         Subject to Section 5.01(b), the Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Payahead Account and in all proceeds thereof (other than any net investment earnings on Eligible Investments held therein). Except as otherwise expressly provided herein, the Collection Account and the Payahead Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Collection Account or the Payahead Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Administrator on behalf of the Owner Trustee, if the Collection Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days establish a new equivalent Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

         (b) Notwithstanding the foregoing, concurrently with, the execution and delivery of any Indenture pursuant to which the Notes are issued, the Servicer shall establish and maintain, or shall cause to be established and maintained, at the direction of the Depositor, accounts of the Trust ("Trust Accounts") in the name of and under the control of the Indenture Trustee for the benefit of the Securityholders, in each case in accordance with Section 5.01 of the Sale and Servicing Agreement. The Owner Trustee shall thereupon promptly transfer any cash and/or investments then on deposit in the equivalent Trust Accounts maintained by it pursuant to Section 5.01(a) to the newly established Trust Accounts on the terms and conditions set forth in the Sale and Servicing Agreement and the Indenture. The Indenture Trustee will be obligated to transfer back to the equivalent Trust Accounts established pursuant to Section 5.01(a) all funds or investments held or to be held in the Trust Accounts established pursuant to this Section 5.01(b) on the Payment Date on which the Notes of all Classes have been paid in full or the Indenture is otherwise terminated (excluding any amounts to be retained for distribution in respect of Notes that are not promptly delivered for payment on such Payment Date), and to take all necessary or appropriate actions to transfer all right, title and interest of the Indenture Trustee in such funds or investments and all proceeds thereof, to the Owner Trustee for the benefit of the Certificateholder.

         SECTION 5.02 APPLICATION OF AMOUNTS IN TRUST ACCOUNTS.

         (a) For so long as any Notes are outstanding, on each Payment Date, the Owner Trustee will take reasonable steps to determine that the Servicer has properly delivered the Servicer's Certificate identifying how amounts on deposit in the Trust Accounts are to be allocated and distributed and will instruct the Indenture Trustee, or cause the Indenture Trustee to be instructed, to distribute to the Certificateholder the amounts distributable thereto pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 of the Indenture. From and after the date on which the Notes of all Classes have been paid in full, on each Payment Date the Owner Trustee shall distribute to the Certificateholder amounts on deposit in the Collection Account that are distributable to the Certificateholder in accordance with the instructions of the Servicer pursuant to Sections 5.06(c) and (d) of the Sale and Servicing Agreement. Upon the release from the Lien of the Indenture of amounts on deposit in any of the Trust Accounts or any other portion of the Owner Trust Estate, the Owner Trustee will cause such property to be properly deposited into Trust Accounts under the control of the Owner Trustee or distributed to the Certificateholder in accordance with the provisions of this Agreement, as the case may be[; provided, however, that the Owner Trustee will distribute amounts released from the Reserve Fund or Yield Maintenance Account as amounts in excess of the Required Reserve Fund Balance or the Yield Maintenance Required Amount, as the case may be, solely to the Depositor, and thereafter neither the Trust, the Owner Trustee, the Indenture Trustee, the Servicer, the Administrator or any Securityholder will have any right, title, interest or claim in or to such property].

         (b) On each Payment Date, the Owner Trustee shall send to the Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to such Payment Date.

         (c) In the event that any withholding tax is imposed on the Trust's distributions (or allocations of income) to the [Certificateholder][Owner], such tax shall reduce the amount otherwise distributable to the [Certificateholder][Owner] in accordance with this Section. The Owner Trustee and Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the [Certificateholder][Owner] sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax or the withholding requirement with respect to any such tax in appropriate proceedings if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the [Certificateholder][Owner] shall be treated as cash distributed to the [Certificateholder][Owner] at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a Non-U.S. Person), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (c). In the event that the [Certificateholder][Owner] wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with the [Certificateholder][Owner] in making such claim so long as the [Certificateholder][Owner] agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred in connection therewith.

         SECTION 5.03 METHOD OF PAYMENT. Subject to Section 9.01(c), distributions required to be made to the Certificateholder on any Payment Date shall be made to the Certificateholder [of record on the related Record Date either by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register or] by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the [Owner Trustee][Certificate Registrar] appropriate written instructions at least five Business Days prior to such Payment Date [and such Holder's Certificates in the aggregate evidence a denomination of not less that $1,000,000].

         SECTION 5.04 ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, THE CERTIFICATEHOLDER, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust [and the Sub-Trust] on a calendar year basis on the accrual method of accounting, (b) deliver to the [Certificateholder][Owner] [or Sub-Trust Beneficiary, as applicable,] as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable the [Certificateholder][Owner] [or Sub-Trust Beneficiary, as applicable,] to prepare their federal and state income tax returns, (c) prepare (or cause to be prepared) and file any tax and information returns, and fulfill any other reporting requirements, relating to the Trust [and Sub-Trust], as may be required by the Code and applicable Treasury Regulations (including Treasury Regulation Section 1.6049-7), including causing such tax and information returns to be signed in the manner required by law, (d) for any period during which the beneficial ownership interests in the Trust [or Sub-Trust] [is][are] held by more than one person, make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's [or Sub-Trust's] characterization as a partnership for federal income tax purposes, and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to the [Certificateholder][Owner] [or Sub-Trust Beneficiary, as applicable]. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         SECTION 5.05 SIGNATURE ON RETURNS; TAX MATTERS PARTNER .

         (a) The Owner Trustee shall sign on behalf of the Trust [and the Sub-Trust] the tax returns of the Trust [and the Sub-Trust], unless applicable law requires the [Certificateholder][Owner] [or Sub-Trust Beneficiary] to sign such documents, in which case such documents shall be signed by the [Company][Administrator, pursuant to the power-of-attorney granted thereto pursuant to Section 2.04].

         (b) [For any period during which the beneficial ownership interests of the Trust are held by more than one Person, the Certificateholder holding Certificates evidencing the largest portion of the Certificates shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations, but hereby delegates its powers and duties as such to the Administrator pursuant to the power-of-attorney granted thereto pursuant to Section 2.04. For any period during which the beneficial ownership interests of the Sub-Trust are held by more than one Person, the Sub-Trust Beneficiary holding the largest beneficial interest of the Sub-Trust shall be designated the "tax matters partner" of the Sub-Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations, but hereby delegates its powers and duties as such to the Administrator pursuant to the power-of-attorney granted thereto pursuant to
Section 2.04.]

         [(b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.]

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         SECTION 6.01 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver [the Interest Rate Swap Agreement, the Assignment Agreement and] the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment thereto, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $__, Class A-2 Notes in the aggregate principal amount of $__, Class A-3 Notes in the aggregate principal amount of $__, Class A-4 Notes in the aggregate principal amount of $__ [and to issue the Revolving Liquidity Note]. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents. [The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.]

         SECTION 6.02 GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in accordance with the provisions hereof and of the Basic Documents [and in the interest of the Certificateholder and, with respect to the Sub-Trust, the Sub-Trust Beneficiary]. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out such obligations or fulfill such duties under the Administration Agreement.

         SECTION 6.03 DUTIES OF OWNER TRUSTEE.

         (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the [Certificateholder][Owners] may by written instruction direct the Owner Trustee in the management of the Owner Trust Estate. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Article IV. [Subject to Section 2.13 and Article IV, and in accordance with the terms of the Basic Documents, the Sub-Trust Supplement and the Operating Agreement, the Administrator may by written instruction direct the Owner Trustee in the management of the Sub-Trust Assets. Such direction may be exercised at any time by written instruction of the Administrator pursuant to the terms of the Sub-Trust Supplement and the Operating Agreement.]

         (b) The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.

         (c) The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

         (d) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

                   (i) the duties and obligations of the Owner Trustee shall be determined solely by the express provisions of this Agreement and the Basic Documents, the Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Basic Documents, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee, the permissive right of the Owner Trustee to do things enumerated in this Agreement and the Basic Documents shall not be construed as a duty and, in the absence of bad faith on the part of the Owner Trustee, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Owner Trustee and conforming on their face to the requirements of this Agreement and the Basic Documents;

                   (ii) the Owner Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Owner Trustee was negligent in performing its duties in accordance with the terms of this Agreement and the Basic Documents; and

                   (iii) the Owner Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the [Certificateholder][Owners].

         (e) The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) All information obtained by the Owner Trustee regarding the Obligors and the Receivables contained in the Trust [and concerning the Sub-Trust Assets], whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Owner Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

         (g) Pursuant to Section 3.02 of the Sale and Servicing Agreement, in the event that the Owner Trustee discovers that a representation or warranty with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty and such incorrectness materially and adversely affects the interests of the Trust in such Receivable, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such incorrectness. Pursuant to Section 4.08 of the Sale and Servicing Agreement, in the event that the Owner Trustee discovers that any covenant of the Servicer set forth in Section 4.06 or 4.07 of the Sale and Servicing Agreement has been breached by the Servicer and such incorrectness materially and adversely affects the interests of the Trust in any Receivable, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such breach.

         SECTION 6.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, t[he Sub-Trust or the Sub-Trust Assets,] or to otherwise take or refrain from taking any action under, or in connection with, any Basic Document or otherwise contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any Basic Document to which the Trust is a party or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03. No implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. Notwithstanding anything to the contrary herein or in any Basic Document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate, [the Sub-Trust or the Sub-Trust Assets] except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this

Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to
Section 6.03.

         SECTION 6.06 RESTRICTIONS. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholder shall not have the authority to and, by acceptance of an ownership interest in the Certificate shall thereby be deemed to have covenanted not to, direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

         SECTION 7.01 RIGHTS OF OWNER TRUSTEE. Except as otherwise provided in
Article VI:

         (a) in accordance with Section 7.04, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the [Certificateholder][Owners], as provided herein;

         (c) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Agreement, or in relation to this Agreement or the Sale and Servicing Agreement, at the request, order or direction of any of the Securityholders pursuant to the provisions of this Agreement or the Sale and Servicing Agreement, unless such Securityholders shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes [or the obligations of the Trust under the Revolving Liquidity Note];

         (e) the Owner Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificateholder [or the Sub-Trust Beneficiary, as applicable]; provided, however, that if the payment within a reasonable time to the Owner Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Owner Trustee, shall be reimbursed by the Administrator upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

         (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Servicer, the Depositor, [the Sub-Trust Depositor,] the Indenture Trustee, [the Swap Counterparty or the Holder of the Revolving Liquidity Note] under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Servicer under the Sale and Servicing Agreement[, the Swap Counterparty under the Swap Agreement or the Holder of the Revolving Liquidity Note under the Revolving Liquidity Note Agreement].

         SECTION 7.02 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish
(a) to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

         SECTION 7.03 REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor and for the benefit of the [Certificateholder][Owners], that:

         (a) It is a national banking association duly organized and existing and in good standing under the laws of the United States. It has full power, authority and right to execute, deliver and perform its obligations under this Agreement and each other Basic Document.

         (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each other Basic Document, and this Agreement and each other Basic Document has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf.

         (c) This Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein [or has appointed a Delaware Co-trustee that is so authorized] and it has a principal place of business in the State of [Delaware] [or has appointed a Delaware Co-trustee that has such a principal place of business.]

         SECTION 7.04 RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers or agents of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05 NOT ACTING IN INDIVIDUAL CAPACITY. In accepting the trusts hereby created, ____________ acts solely as Owner Trustee hereunder and not in its individual capacity. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Agreement, the Notes, [the Revolving Liquidity Note] or the Certificate, or based on rights obtained through the assignment of any of the foregoing, against the institution serving as the Owner Trustee in its individual capacity. The Owner Trustee shall not have any personal obligation, liability or duty whatsoever to any Securityholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Indenture.

         SECTION 7.06 OWNER TRUSTEE NOT LIABLE FOR THE CERTIFICATE OR RECEIVABLES. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificate, the Notes [or the Revolving Liquidity Note] (other than the execution by the Owner Trustee on behalf of the Trust of, and the certificate of authentication on, the Certificate, and the direction of the Owner Trustee, on behalf of the Trust, to the Indenture Trustee relating to the execution of the Notes [and the Revolving Liquidity Note]). The Owner Trustee shall have no obligation to perform any of the duties of the Servicer or Administrator unless explicitly set forth in this Agreement.

         The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Certificate, the Notes, [the Revolving Liquidity Note] or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Securityholders under this Agreement and the Indenture, including without limitation the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the existence, condition, location and ownership of any Receivable or Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Trust with any covenant or the breach by the Trust of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Trust or the Servicer; or any action by the Owner Trustee taken at the instruction of the [Certificateholder][Owners], provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement.

         The Owner Trustee shall not be accountable for: (i) the use or application by the Depositor of the proceeds of the sale of the Notes; (ii) the use or application by the Certificateholder of the Certificate or the proceeds of the Certificate; (iii) the use or application by the holder of any Notes of any of the Notes or of the proceeds of such Notes; [(iv) the use or application by the Servicer of any funds obtained under the Revolving Liquidity Note;] or
(v) the use or application of any funds paid to the Servicer in accordance with the Sale and Servicing Agreement.

         SECTION 7.07 OWNER TRUSTEE MAY OWN THE NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.08 SALES FINANCE COMPANY LICENSES. The Owner Trustee (or the Administrator on its behalf, pursuant to Section 1(b) of the Administration Agreement) shall cause the Trust to use its best efforts to maintain the effectiveness of all licenses required under the [Pennsylvania Motor Vehicle Sales Finance Act] [Maryland Sales Finance Company licensing regulations] in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

         SECTION 8.01 OWNER TRUSTEE'S FEES AND EXPENSES. The Trust shall pay or shall cause the Servicer to pay to the Owner Trustee from time to time compensation for its services as have been separately agreed upon before the date hereof, and the Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02 INDEMNIFICATION. The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Owner Trustee's agents, counsel, accountants and experts directly related to its services hereunder ("Expenses") The Administrator shall indemnify or shall cause the Servicer to indemnify the Owner Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder[, including any loss, liability or expense relating to the administration of the Sub-Trust and performance of its duties under the Sub-Trust Supplement and this Agreement]. The Owner Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Owner Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall not affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Owner Trustee under this Section 8.02 and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Owner Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Owner Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Owner Trustee under this Section for any legal or other expenses subsequently incurred by the Owner Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee's own willful misconduct, negligence or bad faith.

         SECTION 8.03 PAYMENTS TO THE OWNER TRUSTEE. [Payments pursuant to
Section 8.01 and 8.02 shall not come from the Sub-Trust or the Sub-Trust Assets except insofar as such payments relate to the Sub-Trust or the Sub-Trust Assets.] Any amounts paid to the Owner Trustee pursuant to this Article VIII from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment. [Any amounts paid to the Owner Trustee pursuant to this Article VIII from the Sub-Trust Assets shall be deemed not to be a part of the Sub-Trust Assets immediately after such payment.]

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.01 TERMINATION OF TRUST AGREEMENT.

         (a) This Agreement (other than Article VIII) shall terminate and the Trust shall dissolve and be of no further force or effect, upon the earliest of
(i) the maturity or other liquidation of the last Receivable (or other asset) in the Owner Trust Estate [and Sub-Trust Assets] and the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate [and the Sub-Trust Assets] in accordance with the terms of this Agreement [and the Sub-Trust Supplement], the Indenture and the Sale and Servicing Agreement (including, but not limited to, any property and proceeds to be deposited in the Collection Account pursuant to Sections 3.02, 4.08, 5.02, 5.04, 5.05, 5.06 or 9.01 of the Sale and Servicing Agreement or to be released by the Indenture Trustee from the Lien of the Indenture pursuant to Section 10.01 or
10.02 of the Indenture), (ii) the payment or distribution to all Securityholders of all amounts specified in Sections 3.02, 4.08, 5.02, 5.04, 5.05, 5.06 or 9.01 of the Sale and Servicing Agreement or (iii) the dissolution of the Trust that results from the occurrence of an Insolvency Event with respect to the Depositor as provided in Section 9.02.

         (b) Except as provided in Section 9.01(a), the Certificateholder shall not be entitled to revoke or terminate the Trust[, nor shall the Sub-Trust Depositor or the Sub-Trust Beneficiary be entitled to revoke or terminate the Trust].

         (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender the Certificate to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Owner Trustee to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to
Section 10.03 of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payment to be made on such Payment Date will be made only upon presentation and surrender of the Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Paying Agent (if other than the Owner Trustee) at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 5.02. [Upon the termination of the Trust, the Administrator, as agent of the Owner Trustee, shall determine how and when to liquidate the Sub-Trust Assets, including the sale of the Sub-Trust Assets to the Sub-Trust Beneficiary, in its sole discretion.]

         In the event that the Certificateholder shall not surrender the Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the

Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3820 of the Statutory Trust Act.

         SECTION 9.02 [DISSOLUTION UPON INSOLVENCY OF THE DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from the Indenture Trustee (or the Indenture Trustee acting on behalf of the Class A Notes pursuant to Section 5.04(c) of the Indenture) or the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting together as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) or if only the Certificate is then outstanding, the Certificateholder, to the effect that the Receivables should not be liquidated and the Trust should not be terminated. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee, the Owner Trustee and each Rating Agency written notice of such Insolvency Event and (B) upon the receipt of such written notice from the Depositor, the Indenture Trustee and Owner Trustee, respectively, shall give prompt written notice thereof to the Noteholders and the Certificateholder; provided, however, that any failure to give a notice required by this sentence to a party not then entitled to instruct the Owner Trustee that the dissolution should not occur shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section 9.02, the Owner Trustee promptly shall, or if any Notes are outstanding, the Indenture Trustee (or relevant Indenture Trustee for the relevant Class or Classes of Notes pursuant to Section 5.04(e) of the Indenture) shall, promptly sell the assets of the Trust (other than funds on deposit in the Collection Account, Payahead Account and Reserve Fund [and excepting the Sub-Trust Assets]) in a commercially reasonable manner and on commercially reasonable terms and, if any Notes are outstanding, in accordance with the terms of the Indenture. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and shall be deposited in the Collection Account and distributed pursuant to the terms of
Section 5.06 of the Sale and Servicing Agreement.]

         [SECTION 9.2 LIQUIDATION OF TRUST UPON TERMINATION OF INDENTURE. So long as no Notes remain outstanding on any Indenture, and provided that all of the assets of the Trust (other than the Trust Accounts) have not been otherwise liquidated, the Holders of Certificates evidencing not less than a majority of the Certificate Balance may direct the Owner Trustee to promptly liquidate the assets of the Trust (other than the Trust Accounts). Any such sale, disposition, or liquidation of Receivables shall be conducted in a commercially reasonable manner and on commercially reasonable terms, and the proceeds from such sale, disposition, or liquidation shall be treated as collections on Receivables and distributed in accordance with Article 5 of the Sale and Servicing Agreement.]

         SECTION 9.03 [DISPOSITION OF SUB-TRUST ASSETS UPON DISSOLUTION. Upon a termination pursuant to Section 9.02, the Administrator, in its sole discretion, shall determine how and when to liquidate the Sub-Trust Assets, including by sale of the Sub-Trust Assets to the Sub-Trust Beneficiary, in its sole discretion.]

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         SECTION 10.01 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be an entity having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee. [If any time the Owner Trustee is deemed to have a conflict of interest under the TIA, because of its roles as both Owner Trustee hereunder and Indenture Trustee under the Indenture, the Owner Trustee shall resign as Owner Trustee hereunder. The Owner Trustee shall also resign hereunder if any Event of Default under the Indenture occurs and it is necessary to eliminate any conflict of interest under the TIA with the Indenture Trustee or any other trustee under the Indenture.] Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed or shall not have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to each of the outgoing Owner Trustee so removed and the successor Owner Trustee and shall pay or cause to be paid all fees, expenses and other compensation then owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall meet the criteria for eligibility set forth in Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.05 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate [or Sub-Trust Assets] or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the

Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate [or Sub-Trust Assets], and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

                   (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                   (ii) no trustee under this Agreement shall be personally
              liable by reason of any act or omission of any other trustee under this Agreement; and

                   (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as if given to each of them. Each separate trustee and co-trustee, upon its acceptance of the powers and duties conferred thereto under this Agreement, shall be vested with the estates or specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         [Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect, of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.]

         SECTION 10.06 [POWER OF ATTORNEY FOR CO-TRUSTEE OR SEPARATE TRUSTEE. Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.]

                                   ARTICLE XI

                  [AUTHORITY AND DUTIES OF DELAWARE CO-TRUSTEE

         SECTION 11.01 GENERAL AUTHORITY OF DELAWARE CO-TRUSTEE The Delaware Co-Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. In accordance with the terms of the Basic Documents, the Certificateholder may by written instruction direct the Delaware Co-Trustee in the execution of its duties under this Agreement. Such direction may be exercised at any time by written instruction of the Certificateholder to the Delaware Co-Trustee.

SECTION 11.02     DUTIES OF DELAWARE CO-TRUSTEE

         (a) It is understood and agreed that the duties and responsibilities of the Delaware Co-Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Statutory Trust Act.

         (b) Except as otherwise expressly required by Section 11.02(a) above, the Delaware Co-Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Owner Trust Estate or the Sub-Trust Assets or the payment of dividends or other distributions of income or principal to the Certificateholder or any of the Trust's or Sub-Trust's beneficiaries.

         (c) The Delaware Co-Trustee shall not be liable for the acts or omissions of the Owner Trustee, the Indenture Trustee or the Administrator, nor shall the Delaware Co-Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Owner Trustee, the Indenture Trustee, the Administrator or the Trust or duties and obligations of any of the foregoing under any of the Basic Documents. The Delaware Co-Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                   (i) The Delaware Co-Trustee shall not be personally liable for any error of judgment made in good faith;

                   (ii) No provision of this Agreement shall require the
              Delaware Co-Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Co-Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                   (iii) Under no circumstance shall the Delaware Co-Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

                   (iv) The Delaware Co-Trustee shall not be personally
              responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Owner Trustee or the Depositor;

                   (v) The Delaware Co-Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (vi) the Delaware Co-Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Certificateholder, as provided herein;

                   (vii) In the exercise or administration of the Trusts
              hereunder, the Delaware Co-Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Co-Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Co-Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or such Opinion of Counsel, accountants or other skilled persons;

                   (viii) The Delaware Co-Trustee shall be entitled to all of the other benefits and protection provided to the Owner Trustee in this Agreement; and

                   (ix) Except as expressly provided in this Section 11.02, in accepting and performing the Trust hereby created the Delaware Co-Trustee acts solely as co-trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Co-Trustee by reason of the transactions contemplated by this Agreement shall look only to the Administrator for payment or satisfaction thereof.

         SECTION 11.03 REPRESENTATIONS AND WARRANTIES OF DELAWARE CO-TRUSTEE The Delaware Co-trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholder, that:

         (a) It is a national banking association duly organized and existing and in good standing under the laws of the United States. It has full power, authority and right to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement, and this Agreement has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement on its behalf.

         (c) This Agreement constitutes the legal, valid and binding obligation of the Delaware Co-Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein and it has a principal place of business in the State of Delaware.

         SECTION 11.04 COMPENSATION OF DELAWARE CO-TRUSTEE The Trust shall pay or shall cause the Servicer to pay to the Delaware Co-Trustee from time to time compensation for its services as have been separately agreed upon before the date hereof, and the Delaware Co-Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Delaware Co-Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 11.05 INDEMNIFICATION OF DELAWARE CO-TRUSTEE The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Delaware Co-Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Delaware Co-Trustee's agents, counsel, accountants and experts directly related to its services hereunder. The Administrator shall indemnify or shall cause the Servicer to indemnify the Delaware Co-Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Delaware Co-Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Delaware Co-Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall not affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Delaware Co-Trustee covered by this Section 11.05 or any action for which the Delaware Co-Trustee is entitled to indemnification by the Administrator under the Administration Agreement, and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Delaware Co-Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Delaware Co-Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Delaware Co-Trustee under this Section for any legal or other expenses subsequently incurred by the Delaware Co-Trustee in connection with the defense thereof, other than reasonable costs of investigation.. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Delaware Co-Trustee through the Delaware Co-Trustee's own willful misconduct, negligence or bad faith.

         SECTION 11.06 RESIGNATION OR REMOVAL OF DELAWARE CO-TRUSTEE The Delaware Co-trustee may resign upon thirty days notice to the Owner Trustee and the Certificateholder; provided, however, that a successor Delaware Co-trustee satisfactory to the Owner Trustee and the Certificateholder shall have been appointed and agreed to serve. If a successor Delaware Co-Trustee shall not have been appointed within such thirty day period, the Delaware Co-Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Co-Trustee.

         SECTION 11.07 PAYMENTS TO THE DELAWARE CO-TRUSTEE. Any amounts paid to the Delaware Co-Trustee pursuant to this Article XI from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment. Any amounts paid to the Delaware Co-Trustee pursuant to this Article XI from the Sub-Trust Assets shall be deemed not to be a part of the Sub-Trust Assets immediately after such payment.]

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01 SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor, the Owner Trustee, [the Sub-Trust Depositor and the Delaware Co-trustee,] with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note,] to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note,] if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note,] or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the affected Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) or (ii) if the Class A Notes have been paid in full, [the Sub-Trust Beneficiary and] the Certificateholder, if affected, provided, however, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note] or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Certificate required to consent to any such amendment, without the consent of the Holders of all the affected Notes, [the Sub-Trust] and the Certificate.

         This Agreement may also be amended from time to time by the Depositor, the Owner Trustee, [the Sub-Trust Depositor] and the Indenture Trustee without the consent of any of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note] for purposes of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded (e.g. to allow the deposit of cash therein by the Depositor), changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments, if (a) the Owner Trustee and Indenture Trustee (i) have received from each Rating Agency that has rated any outstanding Class of Notes (excluding Moody's) of its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating Agency to any Class of Notes and (ii) have provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Owner Trustee and the Indenture Trustee that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes, without the consent of any of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note,] or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) or (ii) after the Class A Notes have been paid in full, [the Sub-Trust Beneficiary] and the Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders, [the Sub-Trust Beneficiary,] the Certificateholder [or the Holder of the Revolving Liquidity Note] or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, [the Sub-Trust Beneficiary, the Holder of the Revolving Liquidity Note,] the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of the Certificateholder, [the Sub-Trust Beneficiary,] the Noteholders, [the Holder of the Revolving Liquidity Note] or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or any amendment to the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. [Neither the Owner Trustee nor the Delaware Co-trustee shall] [The Owner Trustee shall not] be obligated to enter into any such amendment which affects the Owner Trustee's [or Delaware Co-trustee's ]own rights, duties or immunities under this Agreement or otherwise.

         SECTION 12.02 NO LEGAL TITLE TO OWNER TRUST ESTATE [OR SUB-TRUST ASSETS] IN THE [CERTIFICATEHOLDER][OWNERS] [OR SUB-TRUST BENEFICIARY]. The [Certificateholder] [Owners] and [Sub-Trust Beneficiary] shall not have legal title to any part of the Owner Trust Estate [and Sub-Trust Assets, respectively]. The Certificateholder shall be entitled to receive distributions with respect to its fractional undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the [Certificateholder][Owners] or [Sub-Trust Beneficiary] to and in [their][its] ownership interest[s] in the Owner Trust Estate [and Sub-Trust Assets, respectively,] shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate [or Sub-Trust Assets].

         SECTION 12.03 LIMITATIONS ON RIGHTS OF OTHERS. Except for Section 2.06, the provisions of this Agreement are solely for the benefit of the Owner Trustee, [the Delaware Co-trustee,] the Depositor, TMCC (as Servicer[, Swap Counterparty, initial Holder of the Revolving Liquidity Note, and Sub-Trust Beneficiary]), the [Certificateholder][Owners], [the Holder of the Revolving Liquidity Note,] the Administrator and, to the extent expressly provided herein the Indenture Trustee, the Noteholders, and nothing in this Agreement, (other than Section 2.06), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate [or Sub-Trust Assets] or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 12.04 NOTICES.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office[; if to the Delaware Co-trustee, address to
                                             ;] if to the Depositor, addressed
to Toyota Auto Finance Receivables LLC, 19300 Gramercy Place, North Building, Torrance, California 90509, Attention: President; if, to the Trust, addressed to Toyota Auto Receivables 200_-_ Owner Trust, 19001 South Western Avenue, Torrance, California 90509, Attention: Treasury Department: Vice President, Treasury; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address provided by the Certificateholder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 12.05 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificate or the rights of the Holder thereof.

         SECTION 12.06 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         SECTION 12.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee, the Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor or the Certificateholder shall bind the successors and assigns thereof.

         SECTION 12.08 NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, hereby covenants and agrees, and the Indenture Trustee and any Noteholder (excluding TMCC, TAFR LLC or any of their Affiliates) by accepting the benefits of this Agreement, are thereby deemed to covenant and agree that they will not at any time prior to the date one year plus one day after the date on which this Agreement is terminated institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section
12.08 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

         SECTION 12.09 NO RECOURSE. The Certificateholder by accepting the Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, TMCC (in any capacity), the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificate or the Basic Documents.

         SECTION 12.10 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.12 TMCC PAYMENT OBLIGATION. The parties hereto acknowledge and agree that, pursuant to the Sale and Servicing Agreement and the following provisions, the Servicer shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. [In addition, the parties hereto acknowledge and agree that, pursuant to the Sale and Servicing Agreement and the following provisions, the Servicer shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee[, the Delaware Co-trustee] and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the [Pennsylvania Motor Vehicle Sales Finance Act] [Maryland Sales Finance Company licensing regulations]. The parties hereto covenant and agree that neither of them shall look to the other for payment of any such fees or expenses.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                 TOYOTA AUTO FINANCE RECEIVABLES LLC,
                                 Depositor


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:


                                 --------------------------------------,
                                 not in its individual capacity but
                                 solely as Owner Trustee


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:

                                 [-------------------------------------,

                                 not in its individual capacity but
                                 solely as Delaware Co-trustee]


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A


                              (FORM OF CERTIFICATE)

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE OWNER TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE HEREOF IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE TO THE EFFECT THAT: (1) SUCH TRANSFEREE (A) IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO Section 406 OF ERISA OR A PLAN SUBJECT TO Section 4975 OF THE CODE (A "PLAN"), NOR A PERSON ACTING ON BEHALF OF A PLAN NOR USING THE ASSETS OF A PLAN TO EFFECT SUCH TRANSFER, AND (B) IS NOT AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN Section V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AS TO WHICH THERE IS A PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACTS HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN Section V(A)(1) OF PTCE 95-60) BY THE SAME EMPLOYEE ORGANIZATION EXCEED 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTCE 95-60) AT THE DATE OF ACQUISITION; OR (2) SUCH TRANSFEREE IS A PLAN OR IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN INSURANCE COMPANY GENERAL ACCOUNT, BUT HAVING ATTACHED THERETO AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, WHICH OPINION SHALL NOT BE AN EXPENSE OF EITHER THE OWNER TRUSTEE OR THE TRUST, ADDRESSED TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE OWNER TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE OWNER TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE REPRESENTATIONS CONTAINED IN CLAUSE (1) ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE OWNER TRUSTEE BY THE TRANSFEREE'S (INCLUDING AN INITIAL ACQUIROR'S) ACCEPTANCE OF THIS CERTIFICATE.

NUMBER

$                   R
 ------------------  -------------
CUSIP NO.
         -------------------

                 TOYOTA AUTO RECEIVABLES 200_ - _ OWNER TRUST

                           0% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and/or used automobiles and light duty trucks and sold to the Trust by Toyota Auto Finance Receivables LLC ("TAFR LLC").

(This Certificate does not represent an interest in or obligation of TAFR LLC, Toyota Motor Credit Corporation ("TMCC"), Toyota Motor Sales, U.S.A., Inc. or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT __________________________________________ is the
registered owner of _______________ DOLLARS nonassessable, fully-paid, fractional undivided interest in Toyota Auto Receivables 200__ Owner Trust (the "Trust") formed by TAFR LLC.

         The Trust was created pursuant to a Trust Agreement dated as of _____________ , (as amended and supplemented from time to time, the "Trust Agreement"), between TAFR LLC, as depositor (the "Depositor") and _____, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Trust Agreement or in the Sale and Servicing Agreement dated as of _______ (the "Sale and Servicing Agreement"), among the Trust, the Depositor and TMCC, as servicer (the "Servicer"), or the Indenture dated as of _______(the "Indenture"), among the Trust, the Depositor and TMCC, as the case may be.

         This Certificate is one of the duly authorized Certificates designated as " ____% Asset Backed Certificates" (the "Certificates") issued pursuant to the Trust Agreement. Certain debt instruments evidencing obligations of the Trust have been issued under an Indenture dated as of ____, between the Trust and ____, as indenture trustee (the "Indenture Trustee"), consisting of three classes of Notes designated as "Class A-1 % Asset Backed Notes", "Class A-2 o% Asset Backed Notes" and "Class A-3 ___% Asset Backed Notes" (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and/or used automobiles and light duty trucks (the "Receivables"), all monies due thereunder on or after ________, in the case of Precomputed Receivables or received after such date in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         Under the Trust Agreement, there will be distributed on the __ day of each month or, if such __ day is not a Business Day, the next Business Day, (each, a "Distribution Date"), commencing on ______, to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's pro rata portion of the amounts to be distributed to Certificateholders on such Distribution Date in respect of interest on and principal of the Certificates; provided, however, that principal will be distributed to the Certificateholders on each Distribution Date commencing on the later of (i) the ________, 200__ Distribution Date and (ii) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates.

         The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

         It is the intent of the Depositor, TMCC and the Certificateholders that, for purposes of federal income tax, state and local income tax, any state single business tax and any other income taxes, the Trust will be treated as a division or branch of the Person holding the beneficial interests in the Trust for any period during which the beneficial interests in the Trust are held by one person, and will be treated as a partnership and the Certificateholders [(including the Depositor)] will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Trust are held by more than one person. For any such period during which the beneficial ownership interests in the Trust are held by more than one person, and each Certificateholder or Certificate Owner, by acceptance of a Certificate or any beneficial interest on a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as partnership interests in the Trust for such tax purposes.

         [Under the Trust Agreement, there will be distributed to the Holder hereof on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, (each, a "Payment Date"), commencing on _________, the amounts to be distributed to Certificateholder on such Payment Date in respect of amounts distributable to the Certificateholder pursuant to Section 5.06 of the Sale and Servicing Agreement.]

         [The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders, the Swap Counterparty and the Holder of the Revolving Liquidity Note as described in the Sale and Servicing Agreement and the Indenture.]

         [Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or any beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.] Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to each Certificateholder of record without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency

(initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for this purpose by the Owner Trustee in the Borough of [Manhattan], The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.



                                      TOYOTA AUTO RECEIVABLES 200_ - _
                                      OWNER TRUST

                                   By:
                                      ------------------------------------------
                                      not in its individual capacity
                                      but solely an Owner Trustee


Dated:                             By:
                                      ------------------------------------------
                                      Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.




                                ------------------------------------------------
                                as Owner Trustee


                            By:
                                ------------------------------------------------
                                Authorized Signatory




                                ------------------------------------------------
                                as Owner Trustee



                            By:
                                ------------------------------------------------
                                as Authenticating Agent



                            By:
                                ------------------------------------------------
                                Authorized Signatory

                            (REVERSE OF CERTIFICATE)

         [The holder of this Certificate, by accepting an interest in this Certificate, acknowledges that this Certificate represents a beneficial interest in the Trust only and does not represent any interest in or obligation of the Depositor, TMCC (in any capacity), the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Certificate or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon written request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholder by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note, to cure any ambiguity, to correct or supplement any provisions in the Trust Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Trust Agreement or of modifying in any manner the rights of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note, if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder, the Certificateholder or the Holder of the Revolving Liquidity Note, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the affected Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) or (ii) if the Class A Notes have been paid in full, the Certificateholder, if affected, provided, however, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Certificate required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         The Trust Agreement may also be amended from time to time by the Depositor, the Owner Trustee and the Indenture Trustee without the consent of any of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note for purposes of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded (e.g. to allow the deposit of cash therein by the Depositor), changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments, if (a) the Owner Trustee and Indenture Trustee (i) have received from each Rating Agency that has rated any outstanding Class of Notes (excluding Moody's) of its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating

Agency to any Class of Notes and (ii) have provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Owner Trustee and the Indenture Trustee that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes, without the consent of any of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) or (ii) after the Class A Notes have been paid in full, the Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders, the Certificateholder or the Holder of the Revolving Liquidity Note or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.]

         [The Certificates do not represent an obligation of, or an interest in, TMCC, TAFR LLC, Toyota Motor Sales, U.S.A., Inc. or any of their Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes or, with respect to certain matters not affecting the interests of the Noteholders, at least 51% of the Certificates each voting together as a single class (excluding Securities held by TAFR LLC, TMCC or any of their Affiliates). Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefore or in lieu hereof whether or not notation of such consent is made upon this Certificate or such replacement certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of the Certificates.

         As provided in the Trust Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of [Manhattan] in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is ___________, [City, State].

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.]

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. TMCC, as servicer of the Receivables under the Sale and Servicing Agreement, or any successor servicer, may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and any such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the last day of the Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________ Attorney to transfer said _____________
Certificate on the books of the Certificate registrar, with full power of substitution in the premises.


Dated:                                                                         *
      ------------------------------        ------------------------------------
                                            Signature Guaranteed:


                                                                               *
                                            ------------------------------------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                    EXHIBIT B

                             CERTIFICATE OF TRUST OF

                     TOYOTA AUTO RECEIVABLES 200 OWNER TRUST

         THIS Certificate of Trust of TOYOTA AUTO RECEIVABLES OWNER TRUST 200__ (the "Trust"), dated as of ______, is being duly executed and filed by ________, a [Delaware banking corporation], as trustee, to form a business trust under the [Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.)].

         1. Name. The name of the business trust formed hereby is TOYOTA AUTO RECEIVABLES 200_ - _ OWNER TRUST.

         2. [Delaware] Trustee. The name and business address of the trustee of the Trust in the State of [Delaware] is __________________ , [Address],
Attention: ___________________.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          ________________________ ,
                                          not in its individual
                                          capacity but solely as owner
                                          trustee under a Trust Agreement
                                          dated as of _______________,

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title